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Exhibit 21
to
Form 10-K
of
Protective Life Corporation
for
Fiscal Year
Ended December 31, 2010

Principal Subsidiaries of the Registrant

The following wholly owned subsidiary of Protective Life Corporation is organized under the laws of the State of Tennessee and does business under its corporate name:

Protective Life Insurance Company

The following wholly owned subsidiary of Protective Life Insurance Company is incorporated under the laws of the State of Nebraska and does business under its corporate name:

West Coast Life Insurance Company

The following wholly owned subsidiary of Protective Life Insurance Company is incorporated under the laws of the State of Alabama and does business under its corporate name:

Protective Life and Annuity Insurance Company

The following wholly owned subsidiary of Protective Life Insurance Company is incorporated under the laws of the State of Missouri and does business under its corporate name:

Lyndon Property Insurance Company

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Exhibit 21 to Form 10-K of Protective Life Corporation for Fiscal Year Ended December 31, 2010